Filed pursuant to Rule 433
File No. 333-133956
***REPUBLIC OF TURKEY PRICING TERMS***

Issuer:	The Republic of Turkey

Ratings:	Ba3/BB-/BB-

Issue:	SEC Registered Global

Offering Size:	US$1.5bn (Cash: US$ 330,280,000 /Exchange: US$ 1,169,720,000)

Coupon:	7.00%, payable semi-annually March 26 and September 26 - 30/360 day basis

Yield:	7.12%

Maturity:	26 September 2016

Price:	99.152%

Spread:	+183 bps

Minimum
Denominations:	$100,000 and integral multiples of $1,000 thereafter

Trade Date:	14 September 2006

Settlement:	26 September 2006

CUSIP:	900123 AZ 3

ISIN:	US900123AZ36

Joint Bookrunners:	Citibank / GS

Prospectus Supplement:

http://www.sec.gov/Archives/edgar/data/869687/000095012306011284/y24751b5e424b5.htm
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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.